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                                                                       EXHIBIT 5



                                September 25, 2000



Ariba, Inc.
1565 Charleston Road
Mountain View, California 94043

           Re:  Ariba, Inc. (the "Company")
                Registration Statement for
                an aggregate of 1,700,000 Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,700,000 shares of Common Stock available for issuance under the Company's SupplierMarket.com, Inc. 1999 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the SupplierMarket, Inc. 1999 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Ariba, Inc.'s Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Gunderson Dettmer Stough
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                                 Villeneuve Franklin & Hachigian, LLP
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                                 Gunderson Dettmer Stough Villeneuve Franklin &
                                 Hachigian, LLP